Exhibit 99.1

[Logo of FPL Group]                     [Logo of Entergy]

Date:  April 2, 2001

For Release:  Immediate

     Contacts for FPL Group:         Contacts for Entergy:
     Mary Lou Kromer                 Horace Webb (Media)
     Contact person (Media)          504-576-4360
     561-694-6464                    hwebb2@entergy.com

     Lisa Kuzel (Investor Relations) Nancy Morovich (Investor Relations)
     561-694-4697                    504-576-5506
     lisa_kuzel@fpl.com              nmorovi@entergy.com




        FPL GROUP AND ENTERGY TERMINATE MERGER AGREEMENT


Juno  Beach, FL and New Orleans, LA (April 2, 2001) - FPL  Group,
Inc. (NYSE: FPL) and Entergy Corporation (NYSE: ETR) today announced the termination, by mutual decision, of the merger agreement they signed last July.

      Both companies agreed that no termination fee is payable under the terms of the merger agreement as a result of this termination. A fee will be payable if within nine months of the termination one party agrees to a substantially comparable transaction with another party. Each company will bear its own merger-related expenses. The companies said that they would withdraw merger-related filings currently pending before federal, state, and local regulatory agencies.

     FPL Group, with annual revenues of more than $7 billion, is one of the nation's largest providers of electricity-related services with a generating capacity of more than 23,000 megawatts. Its principal subsidiary, Florida Power & Light, serves 3.9 million customer accounts in Florida. FPL Group employs 11,350 employees and operates in 17 states. FPL Energy, LLC, FPL Group's independent power production subsidiary, is a leader in generating electricity from clean and renewable fuels.

     Entergy Corporation, with annual revenues of more than $10 billion, is a major global energy company engaged in power production, distribution operations, and related diversified services, with more than 13,800 employees. Entergy owns, manages or invests in power plants generating more than 30,000 megawatts of electricity domestically and internationally and delivers electricity to about 2.6 million customers in portions of Arkansas, Louisiana, Mississippi and Texas. Through Entergy-Koch, L.P., it is also a leading provider of wholesale energy marketing and trading services.


                               ###



Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995

     This press release contains forward looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of FPL Group, Inc. and Entergy Corporation are based on current expectations that are subject to risk and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to, risks and uncertainties relating to: changes in laws or regulations, changing governmental policies and regulatory actions with respect to allowed rates of return including but not limited to return on equity and equity ratio limits, industry and rate structure, operation of nuclear power facilities, acquisition, disposal, depreciation and amortization of assets and facilities, operation and construction of plant facilities, recovery of fuel and purchased power costs, decommissioning costs, present or prospective wholesale and retail competition (included but not limited to retail wheeling and transmission costs), political and economic risks, changes in and compliance with environmental and safety laws and policies, weather conditions (including natural disasters such as hurricanes), population growth rates and demographic patterns, competition for retail and wholesale customers, availability, pricing and transportation of fuel and other energy commodities, market demand for energy from plants or facilities, changes in tax rates or policies or in rates of inflation or in accounting standards, unanticipated delays or changes in costs for capital projects, unanticipated changes in operating expenses and capital expenditures, capital market conditions, competition for new energy development opportunities and legal and administrative proceedings (whether civil, such as environmental, or criminal) and settlements and other factors. Readers are referred to FPL Group, Inc.'s and Entergy Corporation's most recent reports filed with the Securities and Exchange Commission.